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                                                                   Exhibit 10.44

                                                                    CONFIDENTIAL

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------


          This Amendment to Employment Agreement (the "Amendment") is made and entered into as of the 16th day of August, 2000 between Craig B. Reynolds, an individual residing at 1046 Middlebrook Way, Kennesaw, Georgia 30152 (the "Executive"), and Respironics, Inc., a Delaware corporation with its principal place of business at 1501 Ardmore Boulevard, Pittsburgh, Pennsylvania 15221 (the "Company").

                                   RECITALS
                                   --------

          A. The Company and Executive are parties to that certain Employment Agreement made as of November 11, 1997 (as amended by that certain Amendment No. 1 to the Employment Agreements between Respironics, Inc. and Craig B. Reynolds dated as of February 11, 1998 and that certain Amendment to Employment Agreement dated as of June 29, 2000 and that certain Amendment to Employment Agreement dated August 8, 2000, the "Employment Agreement").

          B. The Company and Executive desire to further amend the Employment Agreement, as set forth herein.

          C. As part of the amendments to be made to the Employment Agreement pursuant to this Amendment, Executive has agreed to forego the exercise of certain rights set forth in Section 2.04(b) of the Employment Agreement and remain in the employ of the Company in accordance with the terms and conditions of the Employment Agreement (as amended hereby).

          D. As partial consideration for Executive's agreement to forego the exercise of certain rights set forth in Section 2.04(b) of the Employment Agreement and remain in the employ of the Company in accordance with the terms and conditions of the Employment Agreement (as amended hereby), the Company has agreed (i) to pay to Executive certain additional amounts upon termination or expiration of the Employment Agreement (as amended hereby), (ii) to provide for the continued employment of Executive by the Company for a period following termination or expiration of Executive's employment under the Employment Agreement (as amended hereby) and (iii) to guaranty a $300,000 loan obtained by Executive, to reimburse Executive for interest payable on such loan and to gross-up one time Executive's income to account for any additional federal and state income tax payable by Executive as a result of the Company's reimbursement of Executive for interest payable on such loan.

          NOW THEREFORE, intending to be legally bound, the Company and Executive agree as follows:

          1.  Section 1.01.  The parties hereby acknowledge and agree that,
              ------------
notwithstanding the first sentence of Section 1.01 or the first sentence of
Section 4.05 of the Employment Agreement, Executive's current title and position is Executive Vice President and Chief Operating Officer of the Company. The parties agree that this change in title and position were agreed upon and that it did not and does not trigger any termination or other compensation
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provision in the Employment Agreement, including without limitation any right for Executive to terminate the Employment Agreement pursuant to Section 2.04(a) thereof and receive the payments contemplated thereby.

          2.  Clause (b) of Section 2.03(a).  Clause (b) of Section 2.03(a) of
              -----------------------------
the Employment Agreement is hereby amended to read in its entirety as follows:

              "(b) been convicted of a crime involving moral turpitude which affects Executive's ability to perform his duties under this Agreement or which materially adversely affects the Company".

          3.  Section 2.04(b).  Section 2.04(b) of the Employment Agreement is
              ---------------
hereby deleted in its entirety, it being the intention of the parties that Executive shall have foregone the right to terminate the Employment Agreement between the 18th month and the 31st month and 5th day after the Closing Date and receive the benefits under Section 2.04(b).

          4.  New Section 2.08.  A new Section 2.08 is hereby added to the
              ----------------
Employment Agreement, such Section 2.08 to read in its entirety as follows:

              "2.08.  Extended Employment Period and Additional Payments Upon
                      -------------------------------------------------------
          Termination or Expiration of Agreement.  (a)  Commencing
          --------------------------------------
          simultaneously upon expiration of this Agreement or upon termination of this Agreement by the Company or Executive for any reason (other than termination due to the death of Executive in accordance with
          Section 2.02 hereof), Executive shall remain in the employ of the Company for the Extended Employment Period (as defined below) in accordance with the terms of this Section 2.08.

              (b)  As used herein, the "Extended Employment Period" shall mean
          (x) if this Agreement expires or if Executive terminates this Agreement for reasons other than pursuant to Section 2.04(a)(i) -
          (viii) or 2.06 or if the Company terminates this Agreement for cause pursuant to Section 2.03(a), two (2) years from the date of termination or expiration; or (y) if Executive terminates this Agreement pursuant to Section 2.04(a)(i) - (viii) or 2.06 or the Company terminates this Agreement for any reason other than for cause pursuant to Section 2.03(a) or due to the death of Executive in accordance with Section 2.02 hereof, the later of (A) two (2) years from the date of termination or (B) November 30, 2005.

              (c) During the Extended Employment Period, the Company shall pay to Executive an aggregate amount equal to one hundred and fifty percent (150%) of his Base Salary in effect immediately prior to termination or expiration of this Agreement and commencement of the Extended Employment Period, payable in equal bi-weekly installments during the Extended Employment Period (the "Additional Employment Payments"). In addition, during the Extended Employment Period, Executive will be entitled to full benefits (e.g., health, dental, car, disability, life and other benefit plans and programs) as were in effect with respect to Executive immediately prior to termination or expiration of this

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          Agreement and commencement of the Extended Employment Period, subject to changes made by the Company in such benefits from time to time during the Extended Employment Period for all employees similarly situated to Executive immediately prior to termination or expiration of this Agreement and commencement of the Extended Employment Period. The Company shall withhold all amounts required with respect to the Additional Employment Payments.

               (d) During the Extended Employment Period, Executive shall perform general advisory duties for the Company for a minimum of one
          (1) eight (8) hour day per calendar month or as mutually agreed upon by Executive and the Company. It is acknowledged and agreed that Executive shall not be an executive officer of the Company during the Extended Employment Period, and shall not be subject to the Company's policy restricting the sale of securities by the Company's officers and employees; provided, however, that Executive shall comply with all trading restrictions as may be applicable under federal and state securities laws. During the Extended Employment Period, Executive will not be required to travel from his place of employment in Marietta, Georgia (or such other location as Executive may designate in writing from time to time) on Company business without Executive's consent. Executive shall receive the Additional Employment Payments and the benefits provided for in this Section 2.08 during the Extended Employment Period regardless of whether the Company requests Executive to perform advisory services. Executive shall voluntarily resign from the Board of Directors of the Company effective as of the commencement of the Extended Employment Period.

               (e) It is the intention of the parties that Executive shall remain an employee of the Company during the Extended Employment Period and that, accordingly, the Company represents and warrants that any and all stock options or awards granted to Executive (collectively, "Options") under any stock option plan, stock incentive plan or similar plan or program maintained by the Company or any of its predecessors (collectively, "Option Plans") which were outstanding immediately prior to termination or expiration of this Agreement and commencement of the Extended Employment Period shall remain in full force and effect during the Extended Employment Period and shall continue to vest and become exercisable during the Extended Employment Period, and that the Options shall be exercisable after the expiration of the Extended Employment Period in accordance with the terms of the respective Option Plans. The Company further represents and warrants that the number of shares of Common Stock covered by the Options and the exercise price thereof shall not be affected by any change in tax treatment of such Options and that such Options shall remain in full force and effect notwithstanding any change in tax treatment of such Options. The Company makes no representation and warranty with respect to the tax treatment of the Options upon the exercise of such Options by Executive; however, the Company agrees that it will at all times recognize and treat Executive as an employee during the term of the Extended Employment Period. The Company agrees that it will take any and all actions necessary to insure that

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          the Option Plans are consistent with the Company's obligations under this Section 2.08, and the Company agrees that no provision of the Option Plans will preclude the Company from meeting its obligations hereunder.

               (f) If this Agreement is terminated pursuant to Section 2.02 as a result of the death of Executive, or if Executive dies during the Extended Employment Period, then the Company shall pay or continue to pay the Additional Employment Payments to Executive's estate in equal bi-weekly installments for the remainder of the Extended Employment Period. In addition, all Options outstanding on the date of Executive's death shall immediately vest and shall be exercisable by his estate for a period of one (1) year from the date of his death.

               (g) The parties agree and acknowledge that a breach by the Company of its obligations under this Section 2.08 will result in significant damages to Executive that will be difficult to quantify. Accordingly, in order to provide certainty with respect to Executive's ability to receive the benefit of his bargain by entering into the Amendment to this Agreement dated August 16, 2000, Executive, in the event of a breach by the Company of its covenants, representations and warranties in this Section 2.08, shall either, at Executive's sole option, be entitled to (i) specific performance of the covenants, representations and warranties of this Section 2.08, or (ii) liquidated damages in the amount of One Million Seven Hundred Thousand Dollars ($1,700,000) less (A) all Additional Employment Payments paid
                               ----
          by the Company and (B) the Value (as defined below) of those Options which were granted to Executive on or after February 12, 1998 and which were unvested as of August 16, 2000 (the "Applicable Options");

          provided that for purposes clause (B) above, the Value of the
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          Applicable Options shall not exceed One Million Two Hundred Thousand
          Dollars ($1,200,000). As used herein, the "Value" of the Applicable Options shall mean the difference (if positive) between (x) the fair market value of the Company's Common Stock on the date of the breach of this Section 2.08 by the Company giving rise to Executive's claim for liquidated damages or the sale price of such Common Stock if sold prior to such breach and (y) the exercise price of the Applicable Options. The parties agree and acknowledge that the liquidated damages set forth above are a good faith estimate of the damages that Executive would incur and not a penalty.

               (h) In the event that Executive is entitled to receive monetary benefits upon termination of this Agreement in accordance with Sections 2.01, 2.03(b), 2.04(a), 2.05, 2.06 and/or 2.07 hereof (if applicable), such monetary benefits shall be paid in full as if Executive's employment had not been continued for the Extended Employment Period in accordance with this Section 2.08. If Executive is entitled to continuation of health insurance and other benefits as a result of the termination of this Agreement (e.g, benefits are continued in accordance with Sections 2.04, 2.05 and/or 2.06 hereof), such continuation shall commence at the end of the Extended Employment Period, it being the intention of the parties that Executive shall receive full COBRA benefits commencing upon the later of

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          termination of the benefits provided to Executive (i) under this
          Agreement or (ii) the Extended Employment Period, as the case may be.

               (i) This Section 2.08 shall survive termination or expiration of this Agreement for any reason. Executive may terminate his employment during the Extended Employment Period by giving the Company at least ninety (90) days prior written notice of his intent to terminate the Extended Employment Period; provided that if Executive terminates his
                                      --------
          employment during the Extended Employment Period, all obligations of the Company under this Section 2.08 shall terminate effective as of the date of termination. The Company may not terminate Executive during the Extended Employment Period for any reason whatsoever other than upon the death of Executive. In the event of any conflict between the provisions of this Section 2.08 and the other provisions of this Agreement, the provisions of Section 2.08 shall prevail."

          5.   Guaranty of PNC Loan and Related Provisions.  (a)  The parties
               -------------------------------------------
hereby acknowledge and agree that, pursuant to that certain Guaranty Agreement dated May 31, 2000 from the Company to PNC Bank, National Association (the "Guaranty"), the Company has agreed to guaranty the $300,000 loan made by PNC Bank, National Association to Executive (the "PNC Loan"). The Company will keep the Guaranty in place until the earlier of (i) expiration of the Extended Employment Period, (ii) termination of the Extended Employment Period by the Executive or (iii) repayment of the PNC Loan. Executive shall notify the Company promptly upon repayment of the PNC Loan.

          (b) The Company shall reimburse Executive on a monthly basis for, or advance to Executive, an amount equal to the interest payable by Executive on the PNC Loan.

          (c) For each calendar year during the Term of Employment Agreement and the Extended Employment Period, the Company shall gross-up one time Executive's income to account for any additional federal and state income tax payable by Executive as a result of the Company's reimbursement of Executive for interest payable on the PNC Loan. Such gross-up shall be paid at the maximum applicable rate on an annual basis at such time as Executive has determined his tax liability with respect to such interest reimbursement for the prior year.

          (d) As security for the Guaranty, Executive shall execute and deliver to the Company, simultaneously with the execution and delivery of this Amendment, a Security Agreement pursuant to which Executive shall grant to the Company a security interest in and pledge of 30,159 shares of the Company's Common Stock, together with stock powers and certificates representing such shares of the Company's Common Stock. The Company shall cooperate with Executive to permit Executive to sell the shares of Common Stock and use the proceeds thereof to repay the PNC Loan, including, but not limited to, forwarding the pledged shares to the broker involved in the sale of the shares of Common Stock within three (3) business days of notice of the sale of such shares, provided Executive provides instructions and the broker agrees to forward the proceeds of the transaction to PNC to repay the loan. In addition, the Company will forward the pledged shares of Common Stock to a broker designated by Executive within three (3) business days of notice (confirmed by PNC Bank or other satisfactory evidence) of repayment of the PNC Loan.

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          6.  Extension of Term of Employment Agreement.  The Company hereby
              -----------------------------------------
irrevocably waives its right to advise Executive pursuant to Section 1.02 of the Employment Agreement that the Term of the Employment Agreement shall not be extended effective February 11, 2001, it being the intent of the parties that, unless the Employment Agreement is further extended or is otherwise terminated in accordance with its terms, Executive's Term of employment shall continue until February 11, 2004. The Company further agrees it shall take any and all actions necessary to effect such extension.

          7.  Miscellaneous.  Except as amended hereby, the Employment Agreement
              -------------
is hereby ratified and confirmed in all respects, including without limitation the obligations of Executive under Article IV of the Employment Agreement. The parties agree and acknowledge that the provisions contained in Article VI of the Employment Agreement shall also be applicable to this Amendment and during the Extended Employment Agreement. Executive also ratifies and confirms his obligations under the Supplemental Employment Agreement dated as of November 11, 1997.

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          IN WITNESS WHEREOF, the parties hereto executed this Amendment or caused this Amendment to be duly executed as of the day and year first written above.


WITNESS:                                     CRAIG B. REYNOLDS

By: /s/ James C. Woll                        /s/ Craig B. Reynolds
   ------------------------------            ----------------------------------
Title: VP & CONTROLLER
       --------------------------


ATTEST:                                      RESPIRONICS, INC.

Secretary: /s/ Dorita A. Pishko              By: /s/ James W. Liken
          -----------------------               -------------------------------
Corporate Seal:                              Title: PRESIDENT & CEO
                                                   ----------------------------

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